UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2008
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On August 5, 2008, Pinnacle National Bank (the “Bank”), a wholly owned national bank subsidiary of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”) entered into a subordinated capital note purchase and loan agreement (the “Note and Loan Agreement”) with SunTrust Bank, a Georgia banking corporation (“SunTrust”). Pursuant to the terms of the Note and Loan Agreement (which the Company joined in solely as to the representations and warranties and covenants made by the Company therein) SunTrust purchased from the Bank a subordinated capital note in the principal amount of $15 million. The Note and Loan Agreement provides for a $15 million unsecured subordinated term loan that will mature on September 30, 2015 and bear interest at three-month LIBOR plus 350 basis points, payable quarterly.
     Pursuant to the terms of the Subordinated Capital Note executed by the Bank on August 5, 2008 (the “Note”) and evidencing borrowings under the Note and Loan Agreement, the Bank has the option, but not the obligation, to redeem the Note in full on any regular, quarterly interest payment date upon 30 days’ prior notice, subject to prior approval of the Office of the Comptroller of the Currency if then required. The Note includes customary covenants of the Bank, including among others, that the Bank will not declare, pay or make dividends or distributions on or in respect of, and will not authorize, call, redeem, repurchase or retire any securities or indebtedness of the Bank or any its subsidiaries ranking pari passu or junior to the Note at any time when an event of default exists under the Note or the Note and Loan Agreement. The Note contains customary events of default including failure by the Bank to pay interest or principal on the Note when due; failure by the Bank, after receipt of notice, to comply with its agreements and covenants in the Note; and bankruptcy, insolvency, receivership or conservatorship with respect to the Bank or any subsidiary or group of subsidiaries of the Bank constituting a significant subsidiary (as defined in Regulation S-X); however, the holders of the Note may not accelerate the maturity of the Note upon an event of default other than an event of default arising as the result of the bankruptcy, insolvency, receivership, conservatorship or reorganization of the Bank.
     This description of the Note and Loan Agreement and Note is a summary and does not purport to be a complete description of all of the terms of such agreement and note, and is qualified in its entirety by reference to the Note and Loan Agreement, filed herewith as Exhibit 10.1 and Note filed herewith as Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in “Item 1.01 Entry Into a Material Definitive Agreement” above is incorporated by reference herein as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

10.1	Subordinated Capital Note Purchase and Loan Agreement by and between Pinnacle National Bank and SunTrust Bank dated as of August 5, 2008.

10.2	Subordinated Capital Note dated August 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
	Name:	Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer

Date: August 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subordinated Capital Note Purchase and Loan Agreement by and between Pinnacle National Bank and SunTrust Bank dated as of August 5, 2008.

10.2	Subordinated Capital Note dated August 5, 2008.